UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2021

Accolade, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39348	01-0969591
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Third Avenue, Suite 1700 Seattle, WA		98101
(Address of Principal Executive Offices)		(Zip Code)

(206) 926-8100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ACCD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of James Madden and Michael Yang

On January 24, 2021, James Madden and Michael Yang notified Accolade, Inc. (the “Company”) of their decision to resign from the Company’s Board of Directors (the “Board”), effective immediately. Neither of Mr. Madden’s nor Mr. Yang’s resignation was the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Appointment of Cindy Kent

On January 25, 2021, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, the Board appointed Cindy Kent to fill the vacancy created by Mr. Yang’s resignation and serve as a Class I director of the Company whose term will expire at the Company’s 2021 annual meeting of stockholders. Concurrently with her appointment to the Board, Ms. Kent was appointed to the Nominating and Corporate Governance Committee of the Board.

Ms. Kent will receive compensation for her service as a director in accordance with the Company’s Non-Employee Director Compensation Policy (the “Compensation Policy”). The Compensation Policy provides for annual cash compensation of $35,000 for service on the Board and $5,000 for service on the Nominating and Corporate Governance Committee of the Board, payable in equal quarterly installments and pro-rated based on days served in the fiscal year. In addition, pursuant to the Compensation Policy, on January 25, 2021, Ms. Kent was granted a restricted stock unit for 1,360 shares of common stock, which will vest in full on the date of the Company’s 2021 annual meeting of stockholders. This restricted stock unit has an annualized grant date value of $75,000, representing a pro-rated amount for the period commencing on January 25, 2021 and ending on the expected date of the Company’s 2021 annual meeting of stockholders. In the event of a change in control of the Company, all of Ms. Kent’s unvested equity awards will vest immediately prior to the closing of such change in control. The 2020 Equity Incentive Plan and the form of restricted stock unit award agreement under the 2020 Equity Incentive Plan were filed as Exhibit 10.2 to the Company’s Registration Statement on Form S-1 (File No. 333-236786) filed with the Securities and Exchange Commission on June 16, 2020.

The Company has entered into its standard form of indemnification agreement for its directors and executive officers with Ms. Kent, the form of which was previously filed by the Company as Exhibit 10.4 to the Company’s Registration Statement on Form S-1 (File No. 333-236786), initially filed with the Securities and Exchange Commission on February 28, 2020.

There is no arrangement or understanding between Ms. Kent and any other person pursuant to which Ms. Kent was appointed as a director. Ms. Kent is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Accolade, Inc.

Dated: January 27, 2021
	By:	/s/ Rajeev Singh
Rajeev Singh
Chief Executive Officer